SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: September 29, 2006

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EDGETECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-49721	65-0181535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 North Federal Highway, Suite 302, Pompano Beach, Florida 33062

(Address of principal executive offices, including zip code)

(866) 439-3343

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement

The Registrant and The Silverman & Minahan Group, LLC (“SMG”) previously entered into an agreement dated as of April 20, 2006 (“Agreement”) which provided, generally, for: (a) SMG to purchase $3,000,000 of the Registrant’s restricted common stock from time to time within three and one half months from the date of the Agreement, with the price per share on each closing date to be based on the opening bid price on such date, less a twenty five percent discount; and (b) for SMG to have certain demand registration rights as described therein relating to the purchased shares.

The Agreement was subsequently amended on August 1, 2006 to provide for an additional purchase time period from such date through September 29, 2006. To date, SMG and certain SMG designees have purchased $957,500 of such shares in accordance with the above-described pricing provisions. While the Registrant and SMG are in discussions concerning additional funding, no assurances can be given as to the outcome of such discussions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGETECH INTERNATIONAL, INC.
By:	/s/ LEV PARNAS
Lev Parnas, Chief Executive Officer

Dated:    October 5, 2006

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